EXHIBIT 11

                   KV PHARMACEUTICAL COMPANY AND SUBSIDIARIES
                          Earning Per Share Calculation
                           Primary Earnings Per Share


                                                            For the Three Months Ended               For the Six Months Ended
                                                           09/30/96             09/30/95           09/30/96            09/30/95
                                                           --------             --------           --------            --------

Net income                                               $ 1,597,847         $   929,451          $ 2,883,246        $ 1,700,571
Less dividends on preferred stock                           (105,438)           (105,438)            (210,876)          (210,876)
                                                         -----------         ------------         -----------        -----------
Income Attributed to
  Common Stock                                           $ 1,492,409         $   824,013          $ 2,672,370        $ 1,489,695
                                                         ===========         ===========          ===========        ===========



Average Number of Common Shares
  and Common Share Equivalents
  Outstanding:
  Average common shares
    outstanding                                           11,825,999          11,457,512           11,824,814         11,445,814
  Common share equivalents
    (after application of
    treasury stock method):
  Shares issuable upon conversion
    of stock options                                         208,887             282,793              235,584            236,818
                                                         -----------         -----------          -----------        -----------


Average Common Shares and
  Common Share Equivalents
  Outstanding                                             12,034,886          11,740,305           12,060,398        11,682,632
                                                         ===========         ===========          ===========        ==========


Primary Income per Share (1):                                  $0.12               $0.07                 $0.22            $0.13
                                                               =====               =====                 =====            =====








(1) The two-class method for Class A and Class B common stock is not presented because the earnings per share are equivalent to the if converted method since dividends were not declared or paid and each class of common stock has equal ownership of the Company.

                                   EXHIBIT 11

                   KV PHARMACEUTICAL COMPANY AND SUBSIDIARIES
                          Earning Per Share Calculation
                        Fully-Diluted Earnings Per Share


                                                           For the Three Months Ended              For the Six Months Ended
                                                           09/30/96           09/30/95           09/30/96            09/30/95
                                                           --------           --------           --------            --------

Net income                                              $ 1,597,847        $   929,451         $ 2,883,246        $ 1,700,571
Less dividends on preferred stock                          (105,438)          (105,438)           (210,876)          (210,876)
Plus dividends not payable due to
  preferred stock conversion                                105,438            105,438             210,876            210,876
                                                        -----------        -----------         -----------        -----------
Income Attributed
  to Common Stock                                       $ 1,597,847        $   929,451         $ 2,883,246        $ 1,700,571
                                                        ===========        ===========         ===========        ===========


Average Number of Common Shares
  Outstanding on a Fully-
Diluted Basis:
  Average common shares
    outstanding                                          11,825,999        11,457,512           11,824,814         11,445,814
  Common share equivalents
    (after application of
    treasury stock method):
  Shares issuable upon conversion
    of stock options                                        223,296           301,476              246,208            296,908
  Common equivalent shares for
    preferred stock                                         301,250           301,250              301,250            301,250
                                                       ------------      ------------         ------------       ------------
  Average Number of Shares
    Outstanding on a
    Fully-Diluted Basis                                  12,350,545        12,060,238           12,372,272         12,043,972
                                                       ============      ============         ============       ============

Fully-Diluted Income
  per Share (1) (2)                                          $ 0.13             $0.08                $0.23              $0.14
                                                             ======             =====                =====              =====



(1) The two-class method for Class A and Class B common stock is not presented because the earnings per share are equivalent to the if converted method since dividends were not declared or paid and each class of common stock has equal ownership of the Company.

(2) This calculation is submitted although it is contrary to Paragraph 40 of APB Opinion No. 15 as it produces an anti-dilutive result. Also, the preferred stock would not qualify as a common share equivalent because the cash yield at issuance was not less than 66 2/3% of the then current average Aa corporate bond yield.
